Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tianhe Union Holdings Limited (the “Company”) for the year ending September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Qiliang Zheng, Chief Executive Officer of the Company, and Ming Yi, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Qiliang Zheng
Name: Qiliang Zheng
Title: Chief Executive Officer
(Principal Executive Officer)
Date: April 28, 2017

/s/ Ming Yi
Name: Ming Yi
Title: Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)
Date: April 28, 2017